Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on January 31, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Osmotica Pharmaceuticals plc
(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

400 Crossing Boulevard
Bridgewater, NJ 08807
(908) 809-1300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian Markison
Chief Executive Officer
400 Crossing Boulevard
Bridgewater, NJ 08807
(908) 809-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig E. Marcus
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
(617) 951-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per unit	Proposed maximum aggregate offering price	Amount of registration fee

Primary Offering

Ordinary Shares(2)	(3)	(4)	(4)	(3)

Preferred Shares(2)	(3)	(4)	(4)	(3)

Warrants(2)	(3)	(4)	(4)	(3)

Debt Securities(2)	(3)	(4)	(4)	(3)

Units(2)	(3)	(4)	(4)	(3)

Total Primary Offering	(3)	(4)	$200,000,000	$25,960(5)

Secondary Offering

Ordinary Shares	45,368,325(6)	$6.79(7)	$308,050,926.75(7)	$39,985.01

Total			$508,050,926.75	$65,945.01

(1)
The securities covered by this registration statement to be sold by the Registrant may be sold separately or in any combination with other securities registered under this registration statement. The securities to be resold by the selling shareholders will be ordinary shares only.

(2)
With respect to the securities issuable in a primary offering, the securities being registered consist of such indeterminate number of ordinary shares and preferred shares, such indeterminate number of warrants to purchase ordinary shares, preferred shares or debt securities, such indeterminate number of units, and such indeterminate principal amount of debt securities, as may be determined from time to time at indeterminate prices. The securities registered for the primary offering also include such indeterminate number of ordinary shares and preferred shares and such indeterminate principal amount of debt securities as may be issued upon conversion of or exchange for preferred shares or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In no event will the aggregate maximum offering price of all securities issued in the primary offering pursuant to this registration statement exceed $200,000,000, or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate initial offering price of $200,000,000, less the aggregate dollar amount of all securities previously issued hereunder in the primary offering.

(3)
Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4)
With respect to the primary offering, the proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(5)
The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(6)
The shares being registered in connection with a possible secondary offering relate to the resale by the selling shareholders named herein of up to 45,368,325 ordinary shares held as of the date hereof, as well as an indeterminate number of ordinary shares of the Registrant as may be issuable from time to time as a result of a share split, share dividend, capitalization or similar event. The Registrant will not receive any proceeds from the sale of its ordinary shares by the selling shareholders.

(7)
The estimated price of $6.79 per share, which is the average of the high and low offering price of the Registrant's ordinary shares as reported on the Nasdaq Global Select Market on January 30, 2020, is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) under the Securities Act.

             The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. We or the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 31, 2020

PROSPECTUS

Osmotica Pharmaceuticals plc

$200,000,000

Ordinary shares
Preferred shares
Warrants
Debt Securities
Units

45,368,325 Ordinary Shares Offered by Selling Shareholders

         We may offer to the public from time to time in one or more series or issuances:

  •
  ordinary shares;

  •
  preferred shares;

  •
  warrants to purchase our ordinary shares, preferred shares or debt securities;

  •
  debt securities consisting of debentures, notes or other evidences of indebtedness;

  •
  units consisting of a combination of the foregoing securities; or

  •
  any combination of these securities.

         The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $200,000,000.

         Selling shareholders may also offer up to 45,368,325 of our ordinary shares from time to time in connection with one or more offerings. We will not receive any proceeds from the sale of any securities by the selling shareholders.

         This prospectus provides a general description of the securities that we or the selling shareholders may offer. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a supplement to this prospectus. Depending on the method of distribution, a prospectus supplement may also be required in connection with certain sales of ordinary shares by the selling shareholders. Any prospectus supplement may add to, update or change information contained in this prospectus.

         The securities may be sold by us or the selling shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement.

         Our ordinary shares are traded on the Nasdaq Global Select Market under the symbol "OSMT." On January 30, 2020, the closing price of our ordinary shares was $6.78. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

         Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this prospectus, as described under "Risk Factors" on page 2.

         You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you make your investment decision.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a "shelf" registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total dollar amount of $200,000,000 and the selling shareholders may sell up to 45,368,325 of our ordinary shares in one or more offerings.

        This prospectus provides you only with a general description of the securities that we and the selling shareholders may offer. Each time securities are sold under the shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under "Where You Can Find More Information" below.

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

        We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

        References in this prospectus to the terms "the Company," "Osmotica," "we," "our" and "us" or other similar terms mean Osmotica Pharmaceuticals plc and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference herein, and any prospectus supplement and the documents incorporated therein, contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words "believe," "may," "will," "should," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs. Examples of forward-looking statements include, among others, statements we make regarding: our intentions, beliefs or current expectations concerning, among other things, future operations; future financial performance, trends and events, particularly relating to sales of current products and the development, approval and introduction of new products; FDA and other regulatory applications, approvals and actions; the continuation of historical trends; our ability to operate our business under our new capital and operating structure; and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs.

        We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:

  •
  if we are unable to successfully develop or commercialize new products, or do so on a timely or cost effective basis, our operating results will suffer;

  •
  due to our dependence on a limited number of products, our business could be materially adversely affected if one or more of our key products do not perform as well as expected;

  •
  failures of or delays in clinical trials could result in increased costs to us and could jeopardize or delay our ability to obtain regulatory approval and commence sales of new products;

  •
  we are, and will continue to be in the future, a party to legal proceedings that could result in adverse outcomes;

  •
  our substantial debt could adversely affect our liquidity and our ability to raise additional capital to fund operations and could limit our ability to pursue our growth strategy or react to changes in the economy or our industry;

  •
  we face intense competition from both brand and generic companies, which could significantly limit our growth and materially adversely affect our financial results;

  •
  a business interruption at our manufacturing facility, our warehouses or at facilities operated by third parties that we rely on could have a material adverse effect on our business;

  •
  our profitability depends on our major customers, and if our relationships with them do not continue as expected, our business, prospects and results of operations could materially suffer;

  •
  if we are unable to develop or maintain our sales capabilities, we may not be able to effectively market or sell our products; and

  •
  our competitors and other third parties may allege that we are infringing their intellectual property, forcing us to expend substantial resources in resulting litigation, and any unfavorable outcome of such litigation could have a material adverse effect on our business.

        The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

        You should read this prospectus, any prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INDUSTRY AND MARKET DATA

        Certain market share, pricing and other industry information used throughout this prospectus and any applicable prospectus supplement and the documents incorporated by reference herein and therein is based on independent industry publications and surveys, reports by research firms, including IQVIA Holdings Inc., or IQVIA, public filings, other published independent sources and internal company sources. Some industry information is also based on our good faith estimates, which are derived from management's knowledge of, and experience in, our industry and the sources referred to above as well as information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in our industry. We believe these data to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because this information cannot always be verified with complete certainty due to the limitations on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Industry publications, reports and surveys generally state that the information contained therein has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. In addition, our estimates of addressable markets are based, in part, on these market data and our actual market opportunities may be materially less than these estimates.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

        As a company with less than $1.07 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" as defined in Section 2(a)(19) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. These provisions include:

  •
  reduced disclosure about our executive compensation arrangements;

  •
  no non-binding shareholder advisory votes on executive compensation;

  •
  exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

  •
  reduced disclosure of financial information in this prospectus, including only two years of audited financial information and two years of selected financial information.

        We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.07 billion in total annual gross revenues as of the end of any fiscal year, if we are deemed to be a large accelerated filer under the rules of the Commission or if we issue more than $1 billion of non-convertible debt during a three-year period.

        The JOBS Act permits an emerging growth company to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are choosing to "opt out" of this provision, and this decision is irrevocable.

THE COMPANY

Company Overview

        We are a fully integrated biopharmaceutical company focused on the development and commercialization of specialty products that target markets with underserved patient populations. Our existing portfolio consists of promoted specialty neurology and women's health products, as well as our non-promoted products, which are primarily complex formulations of generic drugs. In 2017, we received regulatory approval from the FDA, for M-72 (methylphenidate hydrochloride extended-release tablets, 72 mg) for the treatment of attention deficit hyperactivity disorder, or ADHD, in patients aged 13 to 65, and, in 2018, we received regulatory approval from the FDA for Osmolex® ER (amantadine extended-release tablets) for the treatment of Parkinson's disease and drug-induced extrapyramidal reactions, which are involuntary muscle movements caused by certain medications, in adults. We launched M-72 in the second quarter of 2018 and completed the launch of Osmolex® ER in January 2019. In addition, we have a late-stage development pipeline highlighted by two late-stage product candidates, both of which have completed Phase III clinical trials: RVL-1201 (oxymetazoline hydrochloride ophthalmic solution, 0.1%) designed for the treatment of acquired blepharoptosis, or droopy eyelid, and arbaclofen extended-release tablets designed for the alleviation of signs and symptoms of spasticity resulting from multiple sclerosis. In November 2019, an NDA for RVL-1201 was accepted for filing by the FDA with a goal date for FDA decision on the application of July 16, 2020.

Corporate Information

        Our principal executive offices are located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, and our registered office in Ireland is 25-28 North Wall Quay, Dublin 1, Ireland and our telephone number is (908) 809-1300. Our website address is www.osmotica.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading "Risk Factors" in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q and other documents that we file with the Commission, which are incorporated herein by reference as described in this prospectus under the heading "Where You Can Find More Information". The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus for working capital and other general corporate purposes. Additional information on the use of net proceeds from the sale of securities by us under this prospectus may be set forth in the prospectus supplement relating to the specific offering.

        We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any selling shareholder.

 SELLING SHAREHOLDERS

        This prospectus also relates to the possible resale by certain of our shareholders of up to an aggregate of 45,368,325 ordinary shares (plus an indeterminate number of our ordinary shares that may be issued upon share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act). Unless the context otherwise requires, as used in this prospectus, "selling shareholders" includes the selling shareholders named in the table below and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, and any such persons will be named in the applicable prospectus supplement. We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time.

        The following table, based upon information currently known by us, sets forth as of January 15, 2020: (i) the number of ordinary shares held of record or beneficially by the selling shareholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling shareholders. The beneficial ownership of the ordinary shares set forth in the following table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the selling shareholders and information filed with the Commission. The selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act.

Name and Address	Number of Shares Beneficially Owned Prior to Offering	Number of Shares Registered for Sale	Number of Shares to be Owned after the Offering(1)	Percent of Outstanding Shares to be Owned after the Offering(1)
Investment funds affiliated with Avista Capital Partners(2)	21,700,785	21,700,785	—	—
Altchem(3)	23,667,540	23,667,540	—	—

(1)
We do not know when or in what amounts the selling shareholders will offer shares for sale, if at all. The selling shareholders may sell any or all of the shares included in and offered by this prospectus. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, we cannot estimate the number of shares that will be held by the selling shareholders after completion of an offering. However, for purposes of this table, we have assumed that after completion of an offering, none of the shares included in and covered by this prospectus will be held by the selling shareholders.

(2)
The shares registered for sale consist of 15,730,864 ordinary shares held by Avista Healthcare Partners, L.P., 4,936,926 ordinary shares held by Orbit Co-Invest I LLC and 1,032,995 ordinary shares held by Orbit Co-Invest III LLC, which we collectively refer to as the Avista Funds. Avista Healthcare Partners GP, Ltd., or AHP GP, serves as the general partner of Avista Healthcare Partners, L.P., and Avista Capital Partners III GP, L.P., or ACP GP, serves as the Manager of each of Orbit Co-Invest I LLC and Orbit Co-Invest III LLC. By virtue of the relationships described above, AHP GP may be deemed to share beneficial ownership of the shares held by Avista Healthcare Partners, L.P. and ACP GP may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest I LLC and Orbit Co-Invest III LLC. Voting and disposition decisions at each of AHP GP and ACP GP with respect to the ordinary shares held by the applicable Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our board of directors. Each of the members of each investment committee disclaims beneficial ownership of the ordinary shares held by such Avista Funds. The address for each of these entities is 65 East 55th Street, 18th Floor, New York, NY 10022.

(3)
The shares registered for sale consists of 22,485,297 ordinary shares held by Altchem Limited and 1,182,243 ordinary shares held by Orbit Co-Invest A-1 LLC. Altchem Limited serves as the manager of Orbit Co-Invest A-1 LLC. As a result, Altchem Limited may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest A-1 LLC. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem Limited are made by the foundation council of Harsaul Foundation, a foundation organized in Panama, in its absolute discretion. As a result, Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of Altchem Limited and Orbit Co-Invest A-1 LLC. The address for Altchem Limited is Kapaïokákn, 6, CITY HOUSE, 3032, Limasol, Cyprus. The address for Orbit Co-Invest A-I LLC is 895 Sawyer Road Marietta, GA 30062. The registered address for Harsaul Foundation is Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama.

PLAN OF DISTRIBUTION

Our Plan of Distribution

        We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

  •
  underwritten public offerings;

  •
  negotiated transactions;

  •
  block trades;

  •
  "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market, at prevailing market prices; or

  •
  through a combination of these methods.

        We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.

        We may distribute securities from time to time in one or more transactions:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

  •
  the name or names of the underwriters, dealers or agents, if any;

  •
  if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

  •
  the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

  •
  if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

  •
  any delayed delivery arrangements;

  •
  any over-allotment or other options under which underwriters may purchase additional securities from us;

  •
  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

  •
  any public offering price;

  •
  any discounts, commissions or concessions allowed or reallowed or paid to dealers;

  •
  the identity and relationships of any finders, if applicable; and

  •
  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

        We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms would act as principals for their own account or as agents for us. These remarketing firms would offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and would describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

        If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction would be set forth in the applicable prospectus supplement.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

        Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

        Any securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

        Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the ordinary shares on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Selling Shareholders' Plan of Distribution

        The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares offered by this prospectus from time to time on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  "at the market" or through market makers or into an existing market for shares;

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

  •
  through one or more underwritten offerings on a firm commitment or best efforts basis;

  •
  a combination of any such methods of sale; or

  •
  any other method permitted pursuant to applicable law.

        The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.

        Broker-dealers that may be engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling shareholders do not expect that any of these commissions and discounts relating to any sales of shares would exceed what is customary in the types of transactions involved. Broker-dealers or other financial institutions may engage in short sales of the ordinary shares in the course of hedging the positions they assume.

        The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have advised us that, at the time of receipt of their ordinary shares, they had not entered into any agreements or understandings, directly or indirectly, with any person to distribute such ordinary shares.

        To the extent required, the ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Because the selling shareholders may each be deemed to be an "underwriter" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

        Any shares that are sold will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of resale shares may not simultaneously engage in market making activities with respect to our ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the completion of the distribution. In addition, if the selling shareholders seller any shares the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

        We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling shareholders specifically for use in the Registration Statement, or we may be entitled to contribution.

        We will not receive any proceeds from the sale of the shares by the selling shareholders.

 GENERAL DESCRIPTION OF SECURITIES

        We may offer and sell, at any time and from time to time, subject to applicable law:

  •
  ordinary shares;

  •
  preferred shares;

  •
  warrants to purchase our ordinary shares, preferred shares or debt securities;

  •
  debt securities consisting of debentures, notes or other evidences of indebtedness;

  •
  units consisting of a combination of the foregoing securities; or

  •
  any combination of these securities.

        The selling shareholders may also offer our ordinary shares from time to time. The terms of any securities we offer or offered by the selling shareholders will be determined at the time of sale. We may issue debt securities that are exchangeable for or convertible into ordinary shares or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the Commission, which will describe the terms of the offering and sale of the offered securities.

 DESCRIPTION OF SHARE CAPITAL

        The following is a summary of some of the terms of our share capital. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our Articles of Association, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

        Except as otherwise specified below, references to voting by our shareholders contained in this Description of Share Capital are references to voting by holders of ordinary shares entitled to attend and vote generally at general meetings of our shareholders.

Organization

        We are an Irish private company with limited liability. We were organized in Ireland on July 13, 2017 under the name Lilydale Limited with registered number 607944. Effective May 1, 2018, we were renamed Osmotica Pharmaceuticals Limited. On July 31, 2018, Osmotica Pharmaceuticals Limited re-registered under the Irish Companies Act of 2014 as a public limited company and was renamed Osmotica Pharmaceuticals plc. Our affairs are governed by our Constitution, including our Articles of Association, and Irish law.

Objective

        As provided by and described in our Memorandum of Association, our principal objective is to carry on the business of a holding company and all associated related activities and to carry on various activities associated with that objective.

Share Capital

        Our authorized share capital is $4,400,000 and €25,000, divided into 400,000,000 ordinary shares with a nominal value of $0.01 per share, 40,000,000 preferred shares with a nominal value of $0.01 per share and 25,000 Euro Deferred Shares with a nominal value of €1.00 per share. As of January 15, 2020, we had 58,755,093 ordinary shares outstanding held by eight registered shareholders and no outstanding shares of any other class.

        We may issue shares subject to the maximum authorized share capital contained in our Constitution. The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, preferred shares and Euro deferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an "ordinary resolution") (unless otherwise determined by the directors). The shares comprising our authorized share capital may be divided into shares of any nominal value.

        The rights and restrictions to which our ordinary shares are subject are prescribed in our Articles of Association. Our Articles of Association entitle our board of directors, without shareholder approval, to determine the terms of the preferred shares issued by us. The preferred shares may be preferred as to dividends, rights upon liquidation or voting in such manner as our board of directors may resolve. The preferred shares may also be redeemable at the option of the holder of the preferred shares or at our option, and may be convertible into or exchangeable for shares of any other class or classes of our share capital, depending on the terms of issue of such preferred shares.

        Irish law does not recognize fractional shares held of record. Accordingly, our Articles of Association does not provide for the issuance of fractional shares, and our official Irish register does not reflect any fractional shares.

        Whenever an alteration or reorganization of our share capital would result in any of our shareholders becoming entitled to fractions of a share, our board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion among the shareholders who would have been entitled to the fractions.

Transfer and Registration of Shares

        Our share register is maintained by our transfer agent. Registration in this share register will be determinative of membership in us. Any of our shareholders who only hold ordinary shares beneficially will not be the holder of record of such ordinary shares. Instead, the depository or other nominee will be the holder of record of such shares. Accordingly, a transfer of ordinary shares from a person who holds such ordinary shares beneficially to a person who will also hold such ordinary shares beneficially through the same depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the holder of record of such ordinary shares.

        A written instrument of transfer will be required under Irish law in order to register on our official share register any transfer of ordinary shares (i) from a person who holds such ordinary shares directly to any other person or (ii) from a person who holds such ordinary shares beneficially to another person who also will hold such ordinary shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred ordinary shares. An instrument of transfer will be required for a shareholder who directly holds ordinary shares to transfer those ordinary shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds ordinary shares may transfer those ordinary shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty, provided that there is no change in the beneficial ownership of the ordinary shares as a result of the transfer and the transfer is not made in contemplation of a sale of the ordinary shares.

        Accordingly, we strongly recommend that shareholders hold their shares through DTC (or through a broker who holds such shares through DTC).

        Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless such stamp duty is paid and details of the transfer are provided to our transfer agent. We do not expect to pay any stamp duty on behalf of any acquirer of ordinary shares in our capital. We may, in our absolute discretion, pay (or cause one of our affiliates to pay) any stamp duty.

        Our Articles of Association provide that, in the event of any such payment, we (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion) and (iii) will have a lien against any of our shares in respect of which we have paid stamp duty. Our Articles of Association grant our board of directors general discretion to decline to register an instrument of transfer without giving a reason. In addition, our board of directors may decline to register a transfer of shares unless a registration statement under the Securities Act is in effect with respect to the transfer or the transfer is exempt from registration.

        The registration of transfers may be suspended at such times and for such periods, not exceeding 30 days in any year, as our board of directors may from time to time determine (except as may be required by law).

Issuance of Shares

        We have the authority, pursuant to our Articles of Association, to increase our authorized but unissued share capital by ordinary resolution by creating additional shares of any class or series. An ordinary resolution of our company requires more than 50% of the votes cast at a shareholder meeting by our shareholders entitled to vote at that meeting. As a matter of Irish law, the board of directors of a company may issue authorized but unissued new shares without shareholder approval once authorized to do so by the Articles of Association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, our Articles of Association authorize our board of directors to issue new shares up to the amount of our authorized but unissued share capital without shareholder approval for a period of five years from the date our Articles of Association were adopted. We expect that we will seek to renew such general authority at an annual general meeting before the end of that five-year period. Our Articles of Association authorize our board of directors, without shareholder approval, to determine the terms of any class of preferred shares issued by us.

No Share Certificates

        We do not intend to issue share certificates unless (i) certificates are required by law, any stock exchange, a recognized depository, any operator of any clearance or settlement system or the terms of issue of any class or series of our shares or (ii) a holder of our ordinary shares applies for share certificates evidencing ownership of our shares.

        Under our Articles of Association, holders of our ordinary shares have no right to certificates for their ordinary shares, except on request and on such terms as our board of directors, at its sole discretion, determines.

        Holders' rights to request certificates for ordinary shares are subject to any resolution of our board of directors determining otherwise.

No Sinking Fund

        Our ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

        Any shares sold pursuant to this prospectus will be duly and validly issued, will be credited as fully paid up and will not be subject to calls for any additional payments (non-assessable).

Pre-emption Rights, Share Warrants and Share Options

        Under Irish law, certain statutory pre-emption rights apply automatically in favor of our shareholders when our shares are issued for cash. However, we have opted out of these pre-emption rights in our Articles of Association as permitted under Irish law for the maximum period permitted of five years from the date of adoption of the Articles of Association. This opt-out may be renewed every five years under Irish law by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes cast by our shareholders at a meeting of shareholders. We expect that we will seek renewal of the opt-out at an annual general meeting within five years from the date on which our Articles of Association were adopted. If the opt-out expires and is not renewed, shares issued for cash must be offered to our pre-existing shareholders pro rata based on their existing shareholding before the shares can be issued to any new shareholders or pre-existing shareholders in an amount greater than their pro rata entitlements. The statutory pre-emption rights:

  •
  generally do not apply where shares are issued for non-cash consideration;

  •
  do not apply to the issuance of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any dividend and capital distribution, which are sometimes referred to as non-participating shares); and

  •
  do not apply to the issuance of shares pursuant to certain employee compensation plans, including the Osmotica Pharmaceuticals plc 2018 Incentive Plan.

        The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the Articles of Association or an ordinary resolution of shareholders. This authority can be granted for a maximum period of five years, after which it must be renewed by the shareholders by an ordinary resolution. Our Articles of Association provide that our board of directors is authorized to grant, upon such terms as the board deems advisable, options to purchase (or commitments to issue at a future date) our shares of any class or series, and to cause warrants or other appropriate instruments evidencing such options or commitments to be issued. This authority under the articles will lapse after five years from the date our Articles of Association were adopted. We expect that we will seek renewal of this authority at an annual general meeting before the end of that five-year period. The board of directors may issue ordinary shares upon exercise of warrants or options or other commitments without shareholder approval or authorization (up to the relevant authorized but unissued share capital). Statutory pre-emption rights will apply to the issuance of warrants and options issued by us unless an opt-out applies or shareholder approval for an opt-out is obtained in the same manner described directly above for our ordinary shares. We are subject to the Nasdaq Stock Market listing rules requiring shareholder approval of certain ordinary share issuances. The Irish Takeover Rules may be applicable in certain circumstances and can impact our ability to issue ordinary shares.

        Under Irish law, we are prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share award, bonus share or any other share-based grant must be paid pursuant to the Irish Companies Act.

Share Repurchases and Redemptions

Overview

        Our Articles of Association provide that any share that we have agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of shares by us may technically be effected as a redemption of those shares as described below under "Repurchases and Redemptions." If our Articles of Association did not contain such provisions, repurchases by us would be subject to many of the same rules that apply to purchases of our shares by subsidiaries described below under "Purchases by Subsidiaries," including the shareholder approval requirements described below. Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back our shares, we are referring to the redemption of shares by us pursuant to the Articles of Association or the purchase of our shares by one of our subsidiaries, in each case in accordance with our Articles of Association and Irish law as described below.

Repurchases and Redemptions

        Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described below under "Dividends") or (if the company proposes to cancel the shares on redemption) the proceeds of a new issue of shares for that purpose. The redemption of redeemable shares may only be made by a public limited company where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of the company. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem our shares.

        We may also be given authority by our shareholders to purchase our shares either on or off market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

        At an Extraordinary General Meeting of Shareholders held on August 29, 2019, the Company's independent shareholders (being shareholders other than Avista Capital Partners, Altchem Limited and each of their concert parties for the purposes of the Irish Takeover Rules) approved a waiver of mandatory offer obligations under Rule 37 of the Irish Takeover Rules to enable share buybacks or redemptions.

        Our board of directors is also entitled to issue preferred shares that may be redeemed either at our option or the option of the shareholder, depending on the terms of such shares. See "—Share Capital." Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. While we hold shares as treasury shares, we cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by us or re-issued subject to certain conditions.

Purchases by Subsidiaries

        Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of a company. A general authority of the shareholders of a company is required to allow a subsidiary to make on-market purchases of the company's shares; however, as long as this general authority has been granted, no specific shareholder authority is required for a particular on-market purchase of the company's shares by a subsidiary. A company may elect to seek such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of a company and at subsequent annual general meetings. For an off-market purchase by a subsidiary of a company, the proposed purchase contract must be authorized by special resolution of the shareholders of the company before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of the company.

        The number of shares held by the subsidiaries of a company at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of the company. While a subsidiary holds shares of a company, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of a company by a subsidiary must be funded out of distributable reserves of the subsidiary.

Dividends

        Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of a company, less accumulated realized losses of the company on a standalone basis. In addition, no dividend or distribution may be made unless the net assets of a company are not less than the aggregate of the company's called up share capital plus undistributable reserves and the distribution does not reduce the company's net assets below such aggregate. Undistributable reserves include a company's undenominated capital (effectively its share premium and capital redemption reserve) and the amount by which the company's accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed the company's accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. The determination as to whether or not a company has sufficient distributable reserves to fund a dividend must be made by reference to "relevant accounts" of the company. The "relevant accounts" are either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Act, which give a "true and fair view" of a company's unconsolidated financial position in accordance with accepted accounting practice in Ireland. These "relevant accounts" must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

        Consistent with Irish law, our Articles of Association authorize our board of directors to declare interim dividends without shareholder approval out of funds lawfully available for the purpose, to the extent they appear justified by profits and subject always to the requirement to have distributable reserves at least equal to the amount of the proposed dividend. Our board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend declared or paid may exceed the amount recommended by the directors. We may pay dividends in any currency but, if we elect to pay dividends, we intend to pay such dividends in U.S. dollars. Our board of directors may deduct from any dividend or other moneys payable to any shareholder all sums of money, if any, due from the shareholder to us in respect of our ordinary shares.

        Our board of directors is also authorized to issue shares in the future with preferred rights to participate in dividends declared by us. The holders of such preference shares may, depending on their terms, rank senior to the holders of our ordinary shares with respect to dividends. The 25,000 Euro deferred shares do not have any right to receive a dividend.

Bonus Shares

        Under our Articles of Association, upon the recommendation of our board of directors, the shareholders by ordinary resolution may authorize the board to capitalize any amount credited to our undenominated capital, any of our profits available for distribution or any amount representing unrealized revaluation reserves, and use such amount for the issuance to shareholders of shares as fully paid bonus shares.

Lien on Shares, Calls on Shares and Forfeiture of Shares

        Our Articles of Association provide that we will have a first and paramount lien on every share for all debts and liabilities owed by any of our shareholders to us, whether presently due or not, payable in respect of such share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made within 14 days after notice demanding payment, we may sell the shares. These provisions are standard inclusions in the articles of association of an Irish company limited by shares such as ours and will only be applicable to our shares that have not been fully paid up.

Consolidation and Division; Subdivision

        Under our Articles of Association, we may, by ordinary resolution, divide any or all of our share capital into shares of smaller nominal value than its existing shares (often referred to as a share split) or consolidate any or all of our share capital into shares of larger nominal value than its existing shares (often referred to as a reverse share split).

Reduction of Share Capital

        We may, by ordinary resolution, reduce our authorized but unissued share capital. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce our issued share capital and any undenominated share capital. In February 2019, we reduced our share capital and undenominated share capital in this way in order to create distributable reserves of $352,542,085.35 for us. Of this amount, we have paid $2,900,175.59 to our shareholders to buy back our shares.

General Meetings of Shareholders

        We are required under Irish law to hold an annual general meeting within 18 months of incorporation and thereafter at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland, provided that technological means are provided to enable shareholders to participate in the meeting without leaving Ireland. Our Articles of Association include a provision requiring annual general meetings to be held within such time periods as required by Irish law.

        The only matters that must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual profit and loss account, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor's fees (or delegation of same). At any annual general meeting, only such business may be conducted as has been brought before the meeting (i) in the notice of the meeting, (ii) by or at the direction of the board of directors, (iii) in certain circumstances, at the direction of the Irish High Court, (iv) as required by law or (v) such business that the chairman of the meeting determines is properly within the scope of the meeting. In addition, subject to compliance with our Articles of Association, shareholders entitled to vote at an annual general meeting may make nominations of candidates for election to the board of directors and propose business to be considered thereat.

        Our extraordinary general meetings may be convened (i) by our board of directors, (ii) on requisition of the shareholders holding the number of our shares prescribed by the Irish Companies Act (currently 10% of our paid-up share capital carrying voting rights), or (iii) in certain circumstances, on requisition of our auditors.

        Extraordinary general meetings are generally held for the purposes of approving such of our shareholder resolutions as may be required from time to time. The business to be conducted at any extraordinary general meeting must be set forth in the notice of the meeting.

        In the case of an extraordinary general meeting requisitioned by our shareholders, the proposed purpose of the meeting must be set out in the requisition notice of the meeting. The requisition notice can propose any business to be considered at the meeting. Under Irish law, upon receipt of this requisition notice, the board of directors has 21 days to convene the extraordinary general meeting of our shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of receipt of the requisition notice. If the board does not proceed to convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice by the board.

        If the board of directors becomes aware that our net assets are half or less of the amount of our called up share capital, the board must, not later than 28 days from the date that it learns of this fact, convene an extraordinary general meeting of our shareholders to be held not later than 56 days from such date.

        This meeting must be convened for the purposes of considering what measures, if any, should be taken to address the situation.

        At least 21 days' notice of any annual general meeting or general meeting at which a special resolution is proposed and 14 days in all other circumstances must be given to shareholders, each director and our auditors, under our Articles of Association.

Quorum for Shareholder Meetings

        Our Articles of Association provide that no business shall be transacted at any general meeting unless a quorum is present. Under our Articles of Association, the presence, in person or by proxy, of one or more shareholders holding at least 50% of the voting power of our issued shares that carry the right to vote at the meeting constitutes a quorum for the conduct of any business at a general meeting.

        The provisions of our Articles of Association relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined by reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, a quorum consists of one or more shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of the class entitled to vote at the meeting in question.

Voting

Generally

        Holders of our ordinary shares are entitled to one vote per ordinary share held as of the record date for the meeting.

        Our Articles of Association provide that all votes at a general meeting will be decided by way of a poll. Voting rights on a poll may be exercised by shareholders registered in our share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in accordance with our Articles of Association. Our Articles of Association provide that our board of directors may permit the appointment of proxies by the shareholders to be notified to us electronically.

        In accordance with our Articles of Association, our board of directors may, from time to time, cause us to issue preferred shares. These shares may have such voting rights, if any, as may be specified in the terms of such shares (e.g., they may carry more votes per share or may entitle their holders to a class vote on such matters as may be specified in the terms of the shares).

        Treasury shares (i.e., shares held by us) and our shares held by our subsidiaries will not entitle their holders to vote at general meetings of shareholders.

        Except where a greater majority is required by Irish law or our Articles of Association, any question proposed for consideration at any of our general meetings or of any class of shareholders will be decided by an ordinary resolution passed by a simple majority of the votes cast by shareholders entitled to vote at such meeting.

        Irish law requires special resolutions of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast by shareholders at a meeting of shareholders.

        Examples of matters requiring special resolutions include:

  •
  amending our objects as contained in our Memorandum of Association;

  •
  amending our Articles of Association (please see below in relation to an additional approval threshold for amending certain provisions of our Articles of Association);

  •
  approving a change of name;

  •
  authorizing the entry into a guarantee or the granting of security in connection with a loan, quasi loan or credit transaction in favor of a director or connected person of a director (which generally includes a family member or business partner of the director and any entity controlled by the director);

  •
  opting out of pre-emption rights on the issuance of new shares;

  •
  re-registering from a public limited company to a private company;

  •
  purchasing of our own shares off-market;

  •
  reducing issued share capital;

  •
  resolving that we be wound up by the Irish courts;

  •
  resolving in favor of a shareholders' voluntary winding-up;

  •
  re-designating shares into different share classes;

  •
  setting the re-issue price of treasury shares; and

  •
  merging with other Irish companies or with companies incorporated in the EEA, as described below under "—Acquisitions."

        Our Constitution requires the prior approval of holders of at least 75% in nominal value of our issued and outstanding ordinary shares which carry an entitlement to vote at a general meeting for amendments to any of the following: paragraph six of our Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194 and 196-198 (inclusive) of our Articles of Association.

Action by Written Consent

        Any resolution or action required or permitted to be passed or taken by our shareholders may be effected only at a duly convened annual or extraordinary general meeting of our shareholders and may not be effected by any resolution or consent in writing by such shareholders.

Variation of Rights Attaching to a Class or Series of Shares

        Under our Articles of Association and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by an ordinary resolution passed at a general meeting of the shareholders of the affected class or series or with the consent in writing of the holders of a majority of the issued shares of that class of shares entitled to vote on such variation. The rights conferred upon the holder of any of our pre-existing issued shares shall not be deemed to be varied by the issuance of any preferred shares.

Record Dates

        Our Articles of Association provide that our board of directors may set a record date for the purposes of determining which shareholders are entitled to notice of, or to vote at, a general meeting and the record date shall not be more than sixty (60) days prior to the date of the meeting. If no record date is fixed by the board of directors, the date immediately preceding the date on which notice of the meeting is deemed given under our Articles of Association will be the record date for such determination of members.

Shareholder Proposals

        Under Irish law, there is no general right for a shareholder to put items on the agenda of an annual general meeting, other than as set out in the Articles of Association of a company. Under our Articles of Association, in addition to any other applicable requirements, for business or nominations to be properly brought by a shareholder before an annual general meeting or an extraordinary general meeting requisitioned by shareholders, such shareholder must have given timely notice thereof in proper written form to our corporate secretary.

        To be timely for an annual general meeting, a shareholder's notice to our secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at our registered office not less than 90 days nor more than 120 days before the first anniversary of the notice convening our annual general meeting for the prior year. In the event that the date of the annual general meeting is changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the member must be so delivered by close of business on the day that is not earlier than 120 days prior to such annual general meeting and not later than the later of (a) 90 days prior to the day of the contemplated annual general meeting or (b) ten days after the day on which public announcement of the date of the contemplated annual general meeting is first made by us. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a shareholder's notice.

        To be timely for business or nominations of a director at an extraordinary general meeting, notice must be delivered, or mailed and received not less than 90 days nor more than 120 days prior to the date of such extraordinary general meeting. If the first public announcement of the date of the extraordinary general meeting is less than 100 days prior to the date of the meeting, notice must be given by close of business ten days after the day on which the public announcement of the date of the extraordinary general meeting is first made by us.

        For nominations to the board, the notice must include all information about the director nominee that is required to be disclosed by Commission rules regarding the solicitation of proxies for the election of directors pursuant to Regulation 14A under the Exchange Act. For other business that a shareholder proposes to bring before the meeting, the notice must include a brief description of the business, the reasons for proposing the business at the meeting and a discussion of any material interest of the shareholder in the business. Whether the notice relates to a nomination to the board of directors or to other business to be proposed at the meeting, the notice also must include information about the shareholder and the shareholder's holdings of our shares. The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with these procedures (as set out in our Articles of Association), and if any proposed business is not in compliance with these provisions, to declare that such defective proposal shall be disregarded.

Shareholders' Suits

        In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company's board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against us would otherwise go un-redressed. The cause of action may be against a director, another person or both.

        A shareholder may also bring proceedings against us in his or her own name where the shareholder's rights as such have been infringed or where our affairs are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to any shareholder or shareholders or in disregard of their interests as shareholders. Oppression connotes conduct that is burdensome, harsh or wrong. This is an Irish statutory remedy under Section 212 of the Irish Companies Act and the court can grant any order it sees fit, including providing for the purchase or transfer of the shares of any shareholder.

        Our Articles of Association provide that all actions, other than those related to U.S. securities law, but including, without limitation, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to us or any of our shareholders, (iii) any action asserting a claim against us arising pursuant to any provision of Irish law or our Articles of Association, and (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Association, shall be brought in the courts of Ireland, which have sole and exclusive jurisdiction to determine such matters.

Inspection of Books and Records

        Under Irish law, our shareholders shall have certain rights to inspect our books and records, including the right to: (i) receive a copy of our Constitution and any act of the Irish Government that alters our Constitution; (ii) inspect and obtain copies of the minutes of general meetings of shareholders (including resolutions adopted at such meetings); (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors' interests and other statutory registers maintained by us; (iv) receive copies of the most recent balance sheets and directors' and auditors' reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any of our subsidiary companies that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. Our auditors also have the right to inspect all of our books and records. The auditors' report must be circulated to the shareholders with our Financial Statements (as defined below) at least 21 days before the annual general meeting, and such report must (if requested) be read to the shareholders at our annual general meeting. The Financial Statements referenced above mean our balance sheet, profit and loss account and, so far as they are not incorporated in the balance sheet or profit and loss account, any group accounts and the directors' and auditors' reports, together with any other document required by law to be annexed to the balance sheet. Our auditors will also have the right to inspect all of our books, records and vouchers.

Acquisitions

        There are a number of mechanisms for acquiring an Irish public limited company, including:

  •
  a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (i) more than 50% in number of the shareholders of each participating class or series voting on the scheme of arrangement, or (ii) representing 75% or more by value of the shares of such participating class or series held by the shareholders voting on the scheme of arrangement, in each case at the relevant meeting or meetings. A scheme of arrangement, if authorized by the shareholders of each participating class or series and the court, is binding on all of the shareholders of each participating class or series. Shares held by the acquiring party are not excluded from the tally of a vote on the scheme, but such shares may be considered to belong to a separate class for the purposes of approving the scheme, in which case the acquiring party's shares would not be voted for the purposes of the separate class approval required from the remaining, non-acquiring shareholders;

  •
  through a tender offer by a third party pursuant to the Irish Takeover Rules. Where the holders of 80% or more in value of a class of our shares (excluding any shares already beneficially owned by the offeror) have accepted an offer for their shares, the remaining shareholders in that class may be statutorily required to also transfer their shares, unless, within one month, the non-tendering shareholders can obtain an Irish court order otherwise providing. If the offeror has acquired acceptances of 80% of all of our shares but does not exercise this "squeeze out" right, the non-accepting shareholders also have a statutory right to require the offeror to acquire their shares on the same terms as the original offer, or such other terms as the offeror and the non-tendering shareholders may agree or on such terms as an Irish court, on application of the offeror or non-tendering shareholder, may order. If our shares were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this 80% threshold would be increased to 90%; and

  •
  by way of a merger with a company incorporated in the EEA under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended), or with another Irish company under the Irish Companies Act. Such a merger must be approved by a special resolution and the Irish High Court. Shareholders also may be entitled to have their shares acquired for cash. See "—Appraisal Rights."

        The approval of the board of directors, but not shareholder approval, is required for a sale, lease or exchange of all or substantially all of our assets, except that such a transaction between us and one of our directors or a person or entity connected to such a director may require shareholder approval.

Appraisal Rights

        Generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights. If we are being merged as the transferor company with another EEA company under the EU Cross-

Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended) or if we are being merged with another Irish company under the Irish Companies Act, (i) any of our shareholders who voted against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders, may be entitled to require that the successor company acquire its shares for cash. In addition, a dissenting shareholder in a successful tender offer for an Irish company may, by application to the Irish High Court, object to the compulsory squeeze out provisions.

Disclosure of Interests in Shares

        Under the Irish Companies Act, our shareholders must notify us if, as a result of a transaction, (i) the shareholder will be interested in 3% or more of our ordinary shares that carry voting rights or (ii) the shareholder who was interested in 3% or more of the shares will cease to be interested in our ordinary shares that carry voting rights. In addition, where a shareholder is interested in 3% or more of our ordinary shares, the shareholder must notify us of any alteration of its interest that brings its total holding through the nearest whole percentage number, whether an increase or a reduction. All such disclosures must be notified to us within two days of the event that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above, no right or interest of any kind whatsoever in respect of any of our ordinary shares held by such person will be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the Irish High Court to have the rights attaching to its ordinary shares reinstated. In addition to the disclosure requirement described above, under the Irish Companies Act, we may, by notice in writing, and must, on the requisition of shareholders holding 10% or more of our paid-up capital carrying voting rights, require a person whom we know or have reasonable cause to believe is, or at any time during the three years immediately preceding the date on which such notice is issued was, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in our ordinary shares, to give certain further information as may be required by us including particulars of such person or beneficial owner's past or present interests in our ordinary shares.

        Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

        Where such a notice is served by us on a person who is or was interested in our ordinary shares and that person fails to give us any information required within the reasonable time specified, we may apply to a court for an order directing that the affected ordinary shares be subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the ordinary shares by the court are as follows:

  •
  any transfer of those ordinary shares or, in the case of unissued shares, any transfer of the right to be issued with ordinary shares and any issue of such ordinary shares, shall be void;

  •
  no voting rights shall be exercisable in respect of those ordinary shares;

  •
  no further shares shall be issued in respect of those ordinary shares or in pursuance of any offer made to the holder of those ordinary shares; and

  •
  no payment shall be made of any sums due from us on those ordinary shares, whether in respect of capital or otherwise.

        Where our ordinary shares are subject to these restrictions, the court may order the ordinary shares to be sold and may also direct that the ordinary shares shall cease to be subject to these restrictions.

        In addition, persons or groups (within the meaning of the Exchange Act) beneficially owning 5% or more of our ordinary shares must comply with the reporting requirements under Section 13 of the Exchange Act.

Anti-Takeover Provisions

Shareholder Rights Plans and Share Issuances

        Irish law does not expressly prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law.

        Our Articles of Association allow our board of directors to adopt any shareholder rights plan upon such terms and conditions as the board deems expedient and in our best interest, subject to applicable law, including the Irish Takeover Rules and Substantial Acquisition Rules described below and the requirement for shareholder authorization for the issue of shares described above.

        Subject to the Irish Takeover Rules described below and the Irish Companies Act, the board of directors also has the power to issue any of our authorized and unissued shares on such terms and conditions as it may determine to be in our best interest. It is possible that the terms and conditions of any issue of shares could discourage a takeover or other transaction that holders of some or a majority of our ordinary shares might believe to be in their best interest or in which holders of our ordinary shares might receive a premium for their shares over the then-market price of the shares.

Irish Takeover Rules and Substantial Acquisition Rules

        A tender offer by which a third party makes an offer generally to our shareholders or a class of shareholders to acquire shares of any class conferring voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel (as well as being governed by the Exchange Act and the regulations promulgated thereunder). The "General Principles" of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below. Takeovers by means of a scheme of arrangement are also generally subject to these regulations.

        General Principles.    The Irish Takeover Rules are based on the following General Principles that will apply to any transaction regulated by the Irish Takeover Panel:

  •
  in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

  •
  the holders of securities in the target company must have sufficient time and information to allow them to make an informed decision regarding the offer. If the board of directors of the target company advises the holders of the securities with respect to the offer, it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company's places of business;

  •
  the board of a target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

  •
  false markets must not be created in the securities of the target company or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

  •
  an offeror can only announce an offer after ensuring that it can fulfill in full any cash consideration offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

  •
  a target company may not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company, particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

  •
  a "substantial acquisition" of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

        Mandatory Offer.    If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties (which generally mean persons acting in concert with the acquirer) to shares carrying 30% or more of the voting rights in our shares, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash tender offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous twelve months.

        This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in us if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve month period.

        Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements.    A voluntary offer is a tender offer that is not a mandatory offer. If an offeror or any of its concert parties acquires any of our shares of the same class as the shares that are the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for our shares of that class by the offeror or its concert parties during that period. The Irish Takeover Panel has the power to extend the "look back" period to twelve months if the Panel, having regard to the General Principles, believes it is appropriate to do so.

        If the offeror or any of its concert parties has acquired our shares of the same class as the shares that are the subject of the voluntary offer (i) during the period of twelve months prior to the commencement of the offer period which represent 10% or more of the nominal value of the issued shares of that class or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the offeror or its concert parties for shares (of that class) during, in the case of (i), the period of twelve months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to an offeror who, together with its concert parties, has acquired less than 10% of the nominal value of the issued shares of the class of shares that is the subject of the offer in the twelve-month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

        An offer period will generally commence from the date of the first announcement of an offer or proposed offer.

        Substantial Acquisition Rules.    The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights in our shares. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights in our shares is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights in our shares and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of certain other acquisitions of shares or rights over shares relating to such holdings.

        Frustrating Action.    Under the Irish Takeover Rules, the board of directors is not permitted to take any action that might frustrate an offer for our shares during the course of an offer or at any earlier time at which the board has reason to believe an offer is or may be imminent, except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in the frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe that an offer is or may be imminent. Exceptions to this prohibition are available where:

  •
  the action is approved by our shareholders at a general meeting; or

  •
  with the consent of the Irish Takeover Panel, where:

  •
  the Irish Takeover Panel is satisfied that the action would not constitute a frustrating action;

  •
  the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

  •
  the action is in accordance with a contract entered into prior to the announcement of the offer (or prior to a time at which the board has reason to believe that an offer is or may be imminent); or

  •
  the decision to take such action was made before the announcement of the offer (or prior to a time at which the board has reason to believe that an offer is or may be imminent) and has been either at least partially implemented or is in the ordinary course of business.

        Insider Dealing.    The Irish Takeover Rules also provide that no person, other than the offeror who is privy to confidential price-sensitive information concerning an offer made in respect of the acquisition of a company (or a class of its securities) or a contemplated offer, shall deal in relevant securities of the offeree during the period from the time at which such person first has reason to suppose that such an offer, or an approach with a view to such an offer being made, is contemplated to the time of (i) the announcement of such offer or approach or (ii) the termination of discussions relating to such offer, whichever is earlier.

        For other provisions that could be considered to have an anti-takeover effect, see "—Transfer and Registration of Shares," "—Issuance of Shares—Pre-emption Rights, Share Warrants and Share Options," "—Voting—Generally," "—Voting—Variation of Rights Attaching to a Class or Series of Shares," "—Disclosure of Interests in Shares" and "—Corporate Governance."

Business Combinations with Interested Shareholders

        Our Articles of Association provide that, subject to certain exceptions, we may not engage in certain business combinations with any person, other than investment funds affiliated with Avista Capital Markets and affiliates of Altchem Limited and their respective affiliates, that acquires beneficial ownership of 15% or more of our outstanding voting shares for a period of three years following the date on which such person became a 15% shareholder unless: (i) a committee of our disinterested directors approves the business combination; and (ii) in certain circumstances, the business combination is authorized by a special resolution of disinterested shareholders.

Corporate Governance

Generally

        Our Articles of Association allocate authority over management of our Company to our board of directors. Our board of directors may then delegate management to committees of the board or such other persons as it thinks fit. Regardless of any delegation, the board of directors will remain responsible, as a matter of Irish law, for the proper management of our affairs. The board of directors may create new committees or change the responsibilities of existing committees from time to time.

Directors: Term and Appointment

        Directors are elected or appointed at the annual general meeting or at any extraordinary general meeting called for that purpose until the next annual general meeting of the company. Each director is elected by the affirmative vote of a majority of the votes cast with respect to such director. In the event of a "contested election" of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present.

        No person may be appointed director unless nominated in accordance with our Articles of Association. Our Articles of Association provide that, with respect to an annual or extraordinary general meeting of shareholders, nominations of persons for election to our board of directors may be made by (i) the affirmative vote of our board of directors or a committee thereof, (ii) any shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures provided for our Articles of Association, or (iii) with respect to election at an extraordinary general meeting requisitioned in accordance with section 178 of the Irish Companies Act, by a shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of the company and who makes such nomination in the written requisition of the extraordinary general meeting in accordance with our Articles of Association and the Irish Companies Act relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting.

        Under our Articles of Association, our board of directors has the authority to appoint directors to the board, either to fill a vacancy or as an additional director. A vacancy on the board of directors created by the removal of a director may be filled by an ordinary resolution of the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy. The board of directors may fill a vacancy by an affirmative vote of a majority of the directors constituting a quorum. If there is an insufficient number of directors to constitute a quorum, the board may nonetheless act to fill such vacancies or call a general meeting of the shareholders. Under our Articles of Association, if the board fills a vacancy, the director's term expires at the next annual general meeting. If there is an appointment to fill a casual vacancy or an addition to the board, the total number of directors shall not at any time exceed the number of directors from time to time fixed by the board in accordance with the Articles of Association.

Removal of Directors

        The Irish Companies Act provides that, notwithstanding anything contained in the Articles of Association of a company or in any agreement between that company and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, provided that notice of the intention to move any such resolution be given by the requisitioning shareholders to the company not less than 28 days before the meeting at which the director is to be removed, and the director will be entitled to be heard at such meeting. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment agreement) that the director may have against us in respect of his or her removal.

Directors' Duties

        Our directors have certain statutory and fiduciary duties. All of our directors have equal and overall responsibility for our management (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and will be expected to exercise a greater degree of skill and diligence than non-executive directors). The principal fiduciary duties include the statutory and common law fiduciary duties of acting in good faith in the interests of our company and exercising due care and skill. Other statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers and making certain filings as well as the disclosure of personal interests. Particular duties also apply to directors of insolvent companies (for example, the directors could be liable to sanctions where they are deemed by the court to have carried on our business while insolvent, without due regard to the interests of creditors). For public limited companies like us, directors are under a specific duty to ensure that the corporate secretary is a person with the requisite knowledge and experience to discharge the role.

Conflicts of Interest

        As a matter of Irish law, a director is under a fiduciary duty to avoid conflicts of interest. Irish law and our Articles of Association provide that: (i) a director may be a director of or otherwise interested in a company relating to us and will not be accountable to us for any remuneration or other benefits received as a result, unless we otherwise direct; (ii) a director or a director's firm may act for us in a professional capacity other than as auditor; and (iii) a director may hold an office or place of profit in us and will not be disqualified from contracting with us. If a director has a personal interest in an actual or proposed contract with us, the director must declare the nature of his or her interest and we are required to maintain a register of such declared interests that must be available for inspection by the shareholders. Such a director may vote on any resolution of the board of directors in respect of such a contract, and such a contract will not be voidable solely as a result.

Indemnification of Directors and Officers; Insurance

        To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its Articles of Association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered "officers" within the meaning of that term under the Irish Companies Act.

        Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

        We are permitted under our Articles of Association and the Irish Companies Act to take out directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents.

        Additionally, we and certain of our subsidiaries have entered into agreements to indemnify our directors to the maximum extent allowed under applicable law before the completion of the offering. These agreements, among other things, provide that we indemnify our directors for certain expenses (including attorneys' fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on our behalf or that person's status as our director.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Duration; Dissolution; Rights upon Liquidation

        Our duration is unlimited. We may be dissolved at any time by way of either a shareholder's voluntary winding up or a creditors' winding up. In the case of a shareholder's voluntary winding up, we must be solvent and a special resolution of the shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Director of Corporate Enforcement in Ireland where our affairs have been investigated by an inspector and it appears from the report or any information obtained by the Director of Corporate Enforcement that we should be wound up.

        The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Articles of Association or the terms of any shares issued by the board of directors from time to time. If the Articles of Association and terms of issue of our shares contain no specific provisions in respect of a dissolution or winding up then, subject to the shareholder priorities and the rights of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Articles of Association provide that our ordinary shareholders may be entitled to participate in a winding up, and the method by which the property will be divided shall be determined by the liquidator, subject to a special resolution of the shareholders, but such rights of ordinary shareholders to participate may be subject to the rights of any preference shareholders to participate under the terms of any series or class of preference shares.

Transfer Agent and Registrar

        The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Exchange Controls

        There is no limitation imposed by Irish law or by our Articles of Association on the right of a non-resident to hold or vote our ordinary shares.

Listing

        Our ordinary shares are listed on the Nasdaq Global Select Market under the symbol "OSMT."

Differences in Corporate Law

        We, and our relationships with our shareholders, are governed by Irish corporate law and not by the corporate law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are available to directors and shareholders of U.S. corporations. To help you understand these differences, we have prepared the following summary comparing certain important provisions of Irish corporate law (as modified by our Articles of Association) with those of Delaware corporate law. Before investing, you should consult your legal advisor regarding the impact of Irish corporate law on your specific circumstances and reasons for investing.

Duties of Directors

        Our business is managed by our board of directors. Members of the board of directors of an Irish company owe fiduciary duties to the company to act in good faith in their dealings with or on behalf of the company and to exercise their powers and fulfill the duties of their offices on the same basis. These duties include the following essential elements:

  •
  to act in good faith and what the director considers to be in the interests of the company;

  •
  not to make a personal profit from opportunities that arise from the office of director;

  •
  to exercise the care, diligence and skill that a reasonably prudent person would exercise in carrying out their duties as a director;

  •
  to act honestly and responsibly in relation to the affairs of a company;

  •
  to act in accordance with the company's constitution;

  •
  not to use the company's property unless permitted by the constitution or approved by a shareholders' resolution;

  •
  generally not to agree to a restraint on the exercise of directors' powers unless permitted by the constitution or approved by a resolution of the company in a general meeting;

  •
  to avoid conflicts of interest; and

  •
  to have regard to interests of the company's employees and its members.

        Under Irish law, the fiduciary duties of the directors are to the company, and not to the company's individual shareholders. Our shareholders may not generally sue our directors directly for a breach of a fiduciary duty.

        The business of a Delaware corporation is also managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders. These duties are similar to those imposed on the directors by the Irish Companies Act.

        Under Irish law, the question of whether a director has acted properly will typically be assessed on a case-by-case basis, with regard to the circumstances surrounding the director's action. In contrast, Delaware law presumes that directors act on an informed basis and in the best interests of the company and its shareholders.

        Unless this presumption is rebutted, the decision of the board of a Delaware company will be upheld unless the action had no rational business purpose or constituted corporate waste. If the presumption is rebutted, the directors must demonstrate that the challenged action was entirely fair to the company.

Interested Directors

        Under Irish law, directors who have an interest in a transaction or proposed transaction with us must disclose that interest to the board of directors when the proposed transaction is first considered (unless such interest has previously been disclosed). Not disclosing such an interest is a criminal offense, punishable by a fine.

        Our Articles of Association provide that an interested director may vote on a resolution concerning a matter in which he or she has declared an interest.

        Delaware law does not allow for criminal penalties but does specify that if a director has an interest in a transaction, that transaction would be voidable by a court unless either (i) the material facts about the interested director's relationship or interests are disclosed or are known to the board of directors and a majority of the disinterested directors authorize the transaction, (ii) the material facts about the interested director's relationship or interests are disclosed or are known to the shareholders entitled to vote and the transaction is specifically approved in good faith by such shareholders or (iii) the transaction was fair to the company when it was authorized, approved or ratified. In addition, the interested director could be held liable for a transaction in which he or she derived an improper personal benefit. Under Irish law, directors also have a general duty to avoid conflicts of interest. A director may be required to account to the company for any personal profit he or she has made in breach of this duty unless he or she has been specifically released from the duty by shareholder vote.

Voting Rights and Quorum Requirements

        Under Irish law, the voting rights of our shareholders are regulated by our Constitution and the Irish Companies Act. Under our Articles of Association, one or more shareholders present in person or by proxy and holding shares representing at least 50% of the issued shares carrying the right to vote at such meeting will constitute a quorum. Most shareholder actions or resolutions may be passed by a simple majority of votes cast. Certain actions (including the amendment of the majority of the provisions of our Constitution) require approval by 75% of the votes cast at a meeting of shareholders. The amendment of a number of provisions of our Constitution, being paragraph six of our Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194, and 196-198 (inclusive) of our Articles of Association, requires the prior approval of holders of at least 75% in nominal value of our issued ordinary shares which carry an entitlement to vote at a general meeting. For a Delaware corporation, the presence, either in person or by proxy, of as few as one third of the shares eligible to vote may constitute a quorum. Except for certain extraordinary transactions, such as approving a merger, shareholders of a Delaware corporation may act by the majority vote of the shares present, either in person or by proxy.

        Under Irish law and our Articles of Association, the election of directors at a general meeting of shareholders will require a majority of votes cast at such meeting. In the event of a "contested election" of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. In contrast, the election of directors for a Delaware corporation requires only a plurality vote.

        Under Irish law, any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our Articles of Association also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in common form or such other form as the directors may determine. Under our Articles of Association, each holder of ordinary shares is entitled to one vote per share held.

Amalgamations, Mergers and Similar Arrangements

        Under Irish law, the disposal of or acquisition of assets by a company requires the approval of its board of directors. However, certain acquisitions and disposal of assets may also require shareholder approval. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and the shareholders. Under Delaware law, a shareholder of a corporation participating in a major corporate transaction may, under certain circumstances, be entitled to appraisal rights which would allow him or her to receive the fair value of his or her shares (as determined by a court) in cash instead of the consideration he or she would otherwise receive in the transaction. Irish public companies may be acquired by way of a merger with a company incorporated in the EEA under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended) or by way of a merger with another Irish company under the Irish Companies Act. Such a merger must be approved by a special resolution. Shareholders also may be entitled to have their shares acquired for cash. While, generally, under Irish law, shareholders of an Irish company do not have statutory appraisal rights, if we are being merged as the transferor company with another EEA company under these Regulations or another Irish company under the Irish Companies Act (i) any of our shareholders who vote against the special resolution approving the merger or (ii) if 90% of our shares are held by the successor company, any other of our shareholders may be entitled to require that the successor company acquire its shares for cash.

Takeovers

        Takeover of certain Irish public companies, including us, are regulated by statutory takeover rules, which are administered by the Irish Takeover Panel.

        In addition to the merger mechanisms under the EU Cross-Border Mergers Directive (EU) 2019/2121 and the Irish European Communities (Cross-Border Mergers) Regulations 2008 (as amended) and the Irish Companies Act referred to above, Irish law provides two principal ways for the control of a public company to change. The first method involves a public offer for the shares of that company. The number of shares required to vote in favor of a proposal to force minority shareholders of a public company, such as us, is 80% under the Irish Companies Act.

        The second method of acquiring control of an Irish public company is by a scheme of arrangement. A company proposes the scheme of arrangement to its shareholders, which, if accepted, would result in the company being acquired by a third party. A scheme of arrangement must be approved by a majority in number of shareholders representing 75% in value of the shares of each relevant class actually voting at a general meeting.

        If the scheme is approved, and subsequently confirmed by the Irish High Court, it becomes binding on all of the target shareholders, regardless of whether they voted on the scheme.

        A general principle of Irish takeover law is that the directors of a company that is the target of an offer (or of a company which the directors believe will soon be the target of an offer) must refrain from frustrating that offer or depriving shareholders of the opportunity to consider the merits of the offer, unless the shareholders approve of such actions in a general meeting.

        Under Delaware law, the board of directors may take defensive actions against a takeover if the directors believe in good faith that the takeover is a threat to the company's interests and if the response is reasonable in light of the threat posed by the takeover. However, the board may not use such measures for its own personal interests. For example, a board may institute defensive measures to allow it to negotiate a higher price with the acquirer or prevent shareholders from being coerced into selling at a price that is clearly too low.

        However, the board may not use such measures just to keep itself in control of the company. In contrast, Irish takeover law only allows the directors to advise shareholders (by way of a publicly available announcement) on the merits and drawbacks of any particular offer and to recommend shareholders to accept or reject such offer.

Shareholders' Suits

        Under Irish law, our shareholders generally may not sue for wrongs suffered by us.

        In Ireland, the decision to institute proceedings on behalf of a company is generally taken by the company's board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on our behalf. The central question at issue in deciding whether a shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go un-redressed. The cause of action may be against the director, another person, or both.

        In contrast to a derivative action, Irish law permits an action by a shareholder in his or her own right on the basis of the infringement of his or her personal rights as a shareholder. A shareholder may commence a suit in a representative capacity for him or herself as well as other similarly affected consenting shareholders. Additionally, under Irish law, any shareholder who claims that our affairs are being conducted, or that the powers of our directors are being exercised, in a manner oppressive to his or her interests as a shareholder, may apply to the Irish courts for an appropriate order.

        Delaware law generally allows a shareholder to sue for wrongs suffered by a company if he first demands that the company sue on its own behalf and the company declines to do so, but allows the shareholder to. In certain situations, such as when there are specific reasons to believe that the directors are protecting their personal interests, the shareholder may sue directly without first making the demand.

Indemnification of Directors and Officers

        In general, the Irish Companies Act prohibits us from indemnifying any director against liability due to his or her negligence, default, breach of duty or breach of trust due to us. We may, however, indemnify our officers if they are acquitted in a criminal proceeding or are successful in a civil proceeding. To the fullest extent permitted by Irish law, our Articles of Association confer an indemnity on our directors and officers.

        Under Delaware law, a corporation may indemnify a director or officer against expenses (including attorneys' fees), judgments, fines and settlement amounts that he or she reasonably incurred in defending him or her self in a lawsuit. The director or officer must have acted in good faith and, if being charged with a crime, must not have had a reasonable cause to believe that he or she was breaking the law.

Inspection of Corporate Records

        Under Irish law, members of the general public have the ability to inspect our public documents available at the Irish Companies Registration Office. Our shareholders also have the right to inspect our register of directors and secretaries and minutes of general meetings. Our audited financial statements must be presented to our shareholders at each annual general meeting (and made available to our shareholders in advance of an annual general meeting).

        The register of members of a company is also open to inspection by shareholders without charge, and by members of the general public on payment of a fee. A company is required to maintain its share register in Ireland. A company is required to keep at its registered office a register of directors and officers that is also open for inspection. Irish law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

        Delaware law permits a shareholder to inspect or obtain copies of a corporation's shareholder list and its other books and records for any purpose reasonably related to his or her interest as a shareholder.

Calling of Special Shareholders' Meetings

        Under Irish law, an extraordinary general meeting may be convened (i) by the board of directors, (ii) on requisition of the shareholders holding the number of shares prescribed by the Irish Companies Act (currently 10% of our paid-up share capital carrying voting rights) or (iii) in certain circumstances, on requisition of our auditors.

        Under Delaware law, a special meeting of the shareholders may be called by the board of directors or by any person who is authorized by the corporation's certificate of incorporation or bylaws.

Amendment of Organizational Documents

        Irish law provides that the Constitution of a company may be amended by a resolution of shareholders at a general meeting of shareholders of which due notice has been given. A 75% majority of votes cast at a general meeting is required to pass such a resolution. Our Constitution provides that the amendment of a number of provisions of our Constitution, being paragraph six of the Memorandum of Association and Articles 17, 67.1, 76, 90, 92, 112, 156-159 (inclusive), 194 and 196-198 (inclusive) of our Articles of Association, require the prior approval of holders of at least 75% in nominal value of our issued ordinary shares which carry an entitlement to vote at a general meeting.

        Under Delaware law, a company's certificate of incorporation may be amended if the amendment is approved by both the board of directors and the shareholders. Unless a different percentage is provided for in the certificate of incorporation, a majority of the voting power of the shareholders of the corporation is required to approve an amendment. Under Irish law, the certificate of incorporation of a company (which simply evidences the date of the company's incorporation and its registered number and the fact that it has been incorporated) may not be amended. Under Delaware law, the certificate of incorporation may limit or remove the voting power of a class of the company's shares. However, if the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of a class of shares, the holders of shares of that class are entitled to vote, as a class, upon the proposed amendment, without regard to the restriction in the certificate of incorporation.

        Delaware law allows the bylaws of the corporation to be amended either by the shareholders or, if allowed in the certificate of incorporation, by the board of directors by a majority of voting power.

DESCRIPTION OF OUR WARRANTS

        We may issue warrants to purchase our ordinary shares, preferred shares or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement and subject to applicable law. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.

        The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

  •
  the specific designation and aggregate number of, and the price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the designation, amount and terms of the securities purchasable upon exercise of the warrants;

  •
  if applicable, the exercise price for our ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

  •
  if applicable, the exercise price for our preferred shares, the number of preferred shares to be received upon exercise of the warrants, and a description of that series of our preferred shares;

  •
  if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

  •
  whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

  •
  if applicable, the date from and after which the warrants and the ordinary shares, preferred shares or debt securities will be separately transferable;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the anti-dilution provisions of the warrants, if any;

  •
  any redemption or call provisions;

  •
  whether the warrants are to be sold separately or with other securities as parts of units; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF OUR DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities that we may offer under this prospectus, any of which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement. The following description of general terms relating to the debt securities and the indenture under which the debt securities will be issued are summaries only and therefore are not complete. You should read the indenture and the prospectus supplement regarding any particular issuance of debt securities.

        We will issue any debt under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed or will file a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

        We may offer under this prospectus up to an aggregate principal amount of $200,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an aggregate initial public offering price of up to $200,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.

        The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture and the final form indenture as may be filed with a future prospectus supplement.

General

        We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the Commission.

        The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

  •
  the title of the series;

  •
  the aggregate principal amount;

  •
  the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

  •
  any limit on the aggregate principal amount;

  •
  the date or dates on which principal is payable;

  •
  the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

  •
  the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

  •
  the place or places where principal and, if applicable, premium and interest, is payable;

  •
  the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

  •
  the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

  •
  whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

  •
  the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

  •
  the currency of denomination;

  •
  the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

  •
  if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

  •
  if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

  •
  the provisions, if any, relating to any collateral provided for such debt securities;

  •
  any addition to or change in the covenants or the acceleration provisions described in this prospectus or in the indenture;

  •
  any events of default, if not otherwise described below under "Events of Default";

  •
  the terms and conditions, if any, for conversion into or exchange for our ordinary shares or preferred shares;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

  •
  the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

        We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement. We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Conversion Rights

        We may issue debt securities which can be exchanged for or converted into our ordinary shares or preferred shares, subject to applicable law. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

        We may issue debt securities that will be represented by either:

  •
  "book-entry securities," which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

  •
  "certificated securities," which means that they will be represented by a certificate issued in definitive registered form.

        We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

        If you hold certificated debt securities issued under an indenture, you may transfer or exchange such debt securities in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

Global Securities

        The debt securities of a series may be issued in the form of one or more global securities that will be deposited with a depositary or its nominees identified in the prospectus supplement relating to the debt securities. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global security or securities.

        Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be registered for transfer or exchange except as a whole by the depositary for such global security to a nominee of the depositary and except in the circumstances described in the prospectus supplement relating to the debt securities. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

Protection in the Event of Change of Control

        Any provision in an indenture that governs our debt securities covered by this prospectus that includes any covenant or other provision providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction will be described in the applicable prospectus supplement.

Covenants

        Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities may not have the benefit of any covenant that limits or restricts our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger and Sale of Assets

        We may agree in any indenture that governs the debt securities of any series covered by this prospectus that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless such person and such proposed transaction meets various criteria, which we will describe in detail in the applicable prospectus supplement.

Defaults and Notice

        The debt securities of any series will contain events of default to be specified in the applicable prospectus supplement, which may include, without limitation:

  •
  failure to pay the principal of, or premium or make-whole amount, if any, on any debt security of such series when due and payable (whether at maturity, by call for redemption, through any mandatory sinking fund, by redemption at the option of the holder, by declaration or acceleration or otherwise);

  •
  failure to make a payment of any interest on any debt security of such series when due;

  •
  our failure to perform or observe any other covenants or agreements in the indenture with respect to the debt securities of such series;

  •
  certain events relating to our bankruptcy, insolvency or reorganization; and

  •
  certain cross defaults, if and as applicable.

        If an event of default with respect to debt securities of any series shall occur and be continuing, we may agree that the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount (or, if the debt securities of such series are issued at an original issue discount, such portion of the principal amount as may be specified in the terms of the debt securities of such series) of all debt securities of such series or such other amount or amounts as the debt securities or supplemental indenture with respect to such series may provide, to be due and payable immediately. Any provisions pertaining to events of default and any remedies associated therewith will be described in the applicable prospectus supplement.

        Any indenture that governs our debt securities covered by this prospectus may require that the trustee under such indenture shall, within 90 days after the occurrence of a default, give to holders of debt securities of any series notice of all uncured defaults with respect to such series known to it. However, except in the case of a default that results from the failure to make any payment of the principal of, premium, if any, or interest on the debt securities of any series, or in the payment of any mandatory sinking fund installment with respect to debt securities of such series, if any, the trustee may withhold such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of debt securities of such series. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

        Any indenture that governs our debt securities covered by this prospectus will contain a provision entitling the trustee to be indemnified by holders of debt securities before proceeding to exercise any trust or power under the indenture at the request of such holders. Any such indenture may provide that the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. However, the trustee under any such indenture may decline to follow any such direction if, among other reasons, the trustee determines in good faith that the actions or proceedings as directed may not lawfully be taken, would involve the trustee in personal liability or would be unduly prejudicial to the holders of the debt securities of such series not joining in such direction.

        Any indenture that governs our debt securities covered by this prospectus may endow the holders of such debt securities to institute a proceeding with respect to such indenture, subject to certain conditions, which will be specified in the applicable prospectus supplement and which may include, that the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding make a written request upon the trustee to exercise its power under the indenture, indemnify the trustee and afford the trustee reasonable opportunity to act. Even so, such holders may have an absolute right to receipt of the principal of, premium or make-whole amount, if any, and interest when due, to require conversion or exchange of debt securities if such indenture provides for convertibility or exchangeability at the option of the holder and to institute suit for the enforcement of such rights. Any terms and provisions relating to the foregoing types of provisions will be described in further detail in the applicable prospectus supplement.

Modification of the Indenture

        We and the trustee may modify any indenture that governs our debt securities of any series covered by this prospectus with or without the consent of the holders of such debt securities, under certain circumstances to be described in a prospectus supplement.

Defeasance; Satisfaction and Discharge

        The prospectus supplement will outline the conditions under which we may elect to have certain of our obligations under the indenture discharged and under which the indenture obligations will be deemed to be satisfied.

Regarding the Trustee

        We will identify the trustee and any relationship that we may have with such trustee, with respect to any series of debt securities, in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Osmotica, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any "conflicting interest" within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

Governing Law

        The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

 DESCRIPTION OF OUR UNITS

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares, preferred shares, debt securities or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

        We may issue units comprised of one or more ordinary shares or preferred shares, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether, and under what circumstances, those securities may be held or transferred separately;

  •
  the rights and obligations of the unit agent, if any;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Share Capital," "Description of Our Debt Securities" and "Description of Our Warrants," will apply to each unit and to any ordinary shares, preferred shares, debt securities or warrants included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission maintains an Internet site at http://www.sec.gov that contains the reports, statements and other information about issuers, such as us, who file electronically with the Commission. We also maintain a website at www.ir.osmotica.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

        The Commission allows us to "incorporate by reference" into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with Commission rules:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2018, filed on March 28, 2019;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2019, June 30, 2019 and September 30, 2019, filed on May 9, 2019, August 8, 2019 and November 14, 2019, respectively;

  •
  the information in our proxy statement filed on April 26, 2019, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018; and

  •
  our Current Reports on Form 8-K filed with the Commission on April 11, 2019, June 19, 2019, September 4, 2019, September 27, 2019 and December 20, 2019.

  •
  The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-38709) filed with the Commission on October 18, 2018, including any amendment or report filed for the purpose of updating such description.

        You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to: Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, New Jersey 08807; Attention: Investor Relations.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by A&L Goodbody, Dublin, Ireland, and certain other legal matters in connection with the securities offered by this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Additional legal matters may be passed upon for us, the selling shareholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements of Osmotica Pharmaceuticals plc as of December 31, 2018 and 2017 and for the years then ended incorporated by reference in this prospectus and in the registration statement have been so incorporated by reference in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference herein and elsewhere in the registration statement, given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

        It may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

        The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

  •
  the judgment must be for a definite sum;

  •
  the judgment must be final and conclusive; and

  •
  the judgment must be provided by a court of competent jurisdiction.

        An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

$200,000,000
Common Shares
Preferred Shares
Warrants
Debt Securities
Units

45,368,325 Shares of Common Shares
Offered by Selling Shareholders

PROSPECTUS

                        , 2020

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below is an estimate (except in the case of the registration fee and FINRA fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Osmotica Pharmaceuticals plc.

SEC Registration fee	$65,945.01
FINRA filing fee	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Blue sky fees and expenses	(1)
Printing expenses	(1)
Miscellaneous fees and expenses	(1)

Total	$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        To the fullest extent permitted by Irish law, our Articles of Association (which were previously filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated herein by reference) confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act, which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered "officers" within the meaning of that term under the Irish Companies Act.

        Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

        We maintain directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents, which is permitted under our Articles of Association and the Irish Companies Act.

        We and certain of our subsidiaries have entered into indemnification agreements with our directors and executive officers providing for customary indemnification in connection with their service to us or on our behalf to the maximum extent allowed under applicable law.

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit No.		Description
1.1	*	Form of Underwriting Agreement
2.1	#
Business Combination Agreement, dated as of December 3, 2015, among Osmotica Holdings Corp Limited, the shareholders of Osmotica Holdings Corp Limited party thereto, Altchem Limited, Vertical/Trigen Holdings, LLC, the shareholders of Vertical/Trigen Holdings, LLC party thereto, Avista Capital Partners III GP, LP, and Osmotica Holdings S.C.Sp. (incorporated by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-1/A filed on October 17, 2018, Commission File No. 333-227357)
2.2	#†
Stock Purchase Agreement, dated as of October 24, 2017, by and between Revitalid, Inc. and Osmotica Pharmaceutical Corp. (incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-1/A filed on October 17, 2018, Commission File No. 333-227357)
3.1
Memorandum and Articles of Association Osmotica Pharmaceuticals plc (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019, Commission File No. 001-38709)
4.1
Shareholders' Agreement (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019, Commission File No. 001-38709)
4.2		Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1/A filed on October 17, 2018, Commission File No. 333-227357)
4.3	*	Form of Preferred Share Certificate
4.4	*	Form of Ordinary Shares Warrant Agreement and Warrant Certificate
4.5	*	Form of Preferred Shares Warrant Agreement and Warrant Certificate
4.6	*	Form of Debt Securities Warrant Agreement and Warrant Certificate
4.7		Form of Indenture
5.1		Opinion of A&L Goodbody
23.1		Consent of BDO USA, LLP Independent Registered Public Accounting Firm
23.2		Consent of A&L Goodbody (included in Exhibit 5.1)
24.1		Powers of Attorney (included on the signature page)
25.1	**	Statement of Eligibility of Trustee Under Debt Indenture

*
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

#
The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement upon request by the SEC.

†
Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Item 17.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however , that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act; Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   If and when applicable, the undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Osmotica Pharmaceuticals plc, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on the 31st day of January, 2020.

OSMOTICA PHARMACEUTICALS PLC
By:	/s/ BRIAN MARKISON
	Name:	Brian Markison
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each officer and director of Osmotica Pharmaceuticals plc whose signature appears below constitutes and appoints Brian Markison and Andrew Einhorn, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN MARKISON Brian Markison	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	January 31, 2020
/s/ ANDREW EINHORN Andrew Einhorn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2020
/s/ DAVID BURGSTAHLER David Burgstahler	Director	January 31, 2020

Signature	Title	Date

/s/ GREGORY L. COWAN Gregory L. Cowan	Director	January 31, 2020
/s/ MICHAEL DEBIASI Michael DeBiasi	Director	January 31, 2020
/s/ CARLOS SIELECKI Carlos Sielecki	Director	January 31, 2020
/s/ SRIRAM VENKATARAMAN Sriram Venkataraman	Director	January 31, 2020
/s/ JUAN VERGEZ Juan Vergez	Director	January 31, 2020
/s/ FRED WEISS Fred Weiss	Director	January 31, 2020
/s/ BRIAN MARKISON Brian Markison	Authorized Representative in the United States	January 31, 2020